                                                                    Exhibit 1(l)
                             WELLS FARGO & COMPANY

                                 $3,500,000,000

                               Medium-Term Notes
                                      and
                    Subordinated Medium-Term Notes, Series B

              Due from Nine Months to 12 Years from Date of Issue

                                AMENDMENT NO. 7
                                     TO THE
                    FINDER AGREEMENT DATED JANUARY 23, 1991,
                                 AS AMENDED BY
                      AMENDMENT NO. 1 DATED MARCH 14, 1991
                                      AND
                    AMENDMENT NO. 2 DATED SEPTEMBER 27, 1991
                                      AND
                      AMENDMENT NO. 3 DATED APRIL 29, 1992
                                      AND
                    AMENDMENT NO. 4 DATED DECEMBER 23, 1992
                                      AND
                      AMENDMENT NO. 5 DATED MARCH 24, 1994
                                      AND
                     AMENDMENT NO. 6 DATED AUGUST 24, 1995


                                                              ________ ___, 1996



Wells Fargo Bank, National Association
420 Montgomery Street
San Francisco, California 94163



Ladies and Gentlemen:

     Reference is made to the Finder Agreement dated January 23, 1991 (the "Finder Agreement"), as amended by Amendment No. 1 thereto dated March 14, 1991 ("Amendment No. 1"), Amendment No. 2 thereto dated September 27, 1991 ("Amendment No. 2"), Amendment No. 3 thereto dated April 29, 1992 ("Amendment No. 3"), Amendment No. 4 thereto dated December 23, 1992 ("Amendment No. 4"), Amendment No. 5 thereto dated March 24, 1994 ("Amendment No. 5") and Amendment No. 6 thereto dated August 24, 1995 ("Amendment No. 6") each between Wells Fargo & Company, a Delaware corporation (the "Company"), and Wells Fargo Bank, National Association (the "Finder"), with respect to the issuance

                                       1.

and sale by the Company of its Medium-Term Notes described therein. The parties hereto acknowledge that (i) this Amendment No. 7 ("Amendment No. 7") shall relate only to the Company's Medium-Term Notes that are issued, or as to which offers to purchase have been accepted by the Company, on or after the date hereof; and (ii) the Company's Medium-Term Notes that have been issued and sold, or as to which offers to purchase have been accepted by the Company, prior to the date hereof shall not be affected by this Amendment No. 7, but shall instead continue to be governed by the Finder Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6 or the Distribution Agreement dated _____ __, 1996 between the Company and the Agents named therein, as the case may be. Terms not otherwise defined herein shall have the meanings ascribed to them in the Finder Agreement.

         With respect to the Medium-Term Notes issuable pursuant to this Amendment No. 7, references in the Finder Agreement to the "Agreement" shall be deemed to mean the Finder Agreement as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and this Amendment No. 7 thereto, and references therein to the date of the Agreement shall be deemed to be to the date of this Amendment No. 7 thereto. Additionally, references to the Senior Trustee or Subordinated Trustee, as the case may be, shall be deemed to refer to its authenticating agent if one has been appointed.

         The Finder Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6, is hereby further amended by the parties thereto as follows:

1. The introductory paragraph beginning on page 1 thereof, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6, is deleted and replaced with the following:

         Wells Fargo & Company, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $3,500,000,000 (or the equivalent thereof in one or more foreign currencies or currency units) aggregate principal amount of its Medium-Term Notes due from Nine Months to Twelve Years from Date of Issue (the "Notes," which term shall include the Senior Notes and the Subordinated Notes). The "Senior Notes" are the Company's Medium-Term Notes to be issued under an Indenture dated as of September 1, 1984 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) as successor trustee (the "Senior Trustee"), as amended by the First Supplemental Indenture dated as of April 15, 1986, the Second Supplemental Indenture dated as of June 30, 1987 and the Third Supplemental Indenture dated as of January 23, 1991

                                       2.
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(collectively, the "Senior Indenture"). The "Subordinated Notes" are the
Company's Subordinated Medium-Term Notes, Series B, to be issued under an Indenture dated as of December 10, 1992 (the "Subordinated Indenture") between the Company and Marine Midland Bank (the "Subordinated Trustee"). The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in one or more supplements to the Prospectus referred to below. The Senior Indenture and the Subordinated Indenture are sometimes herein referred to together as the "Indentures" or individually as an "Indenture," and the Senior Trustee and the Subordinated Trustee are sometimes herein referred to together as the "Trustees" or individually as a "Trustee." The Company shall designate at the time of such issuance whether the Notes to be issued are Senior Notes or Subordinated Notes. The Finder Agreement supersedes the agreement dated April 21, 1986.

2. Section 1.(a) beginning on page 2 thereof, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6, is deleted and replaced with the following:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-________), which registration statement, as amended (if applicable), has become effective, for the registration under the Act of the Notes. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement." The Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b)(3) under the Act, supplements to the prospectus and prospectus supplement relating to the Notes transmitted for filing with the Commission pursuant to Rule 424(b) under the Act which will describe certain terms of the Notes and, subject to Section 3(a), prior to any such filing will advise the Finder of all further information (financial and other) with respect to the Company to be set forth therein other than the specific terms of the Notes offered thereby. Such prospectus and prospectus supplement in the form transmitted for filing with the Commission pursuant to Rule 424(b) under the Act on _______________, 1996, is herein called the "Prospectus." Any reference herein to the Registration Statements or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item

                                       3.
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     12 of Form S-3 which were filed under the Act or under the Securities
     Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the date of such Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statements or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or such Prospectus, as the case may be, deemed to be incorporated therein by reference.

3. The first dollar amount contained in Section 4(b)(i)(C) on page 13 thereof, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6, is deleted and replaced with $3,500,000,000 and the parenthetical phrase in such Section is deleted.

4. References in the Procedures (as defined in Section 2(c) on page 6 thereof) to each "Agent" or to the "Agents" shall mean the Agents, individually or collectively, as the case may be.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.


                                    Very truly yours,

                                    Wells Fargo & Company


                                    By:  ______________________
                                         Senior Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

Wells Fargo Bank,
     National Association


By:  _________________________
Title:

By:  __________________________
Title:


                                       4.